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Salesforce Proxy Statement Supplement May 2026 1

Forward-looking statements This presentation contains forward-looking statements about, among other things, trend analyses and statements regarding future events, anticipated growth and industry prospects, and our strategies, expectation or plans regarding product releases and enhancements. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, results or outcomes could differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include those factors discussed in Salesforce’s reports filed from time to time with the Securities and Exchange Commission, including, but not limited to our ability to successfully integrate Informatica and realize the anticipated benefits of the acquisition; our ability to meet the expectations of our customers; uncertainties regarding Al technologies and their integration into our product offerings; the effect of evolving domestic and foreign government regulations; regulatory developments and regulatory investigations involving us or affecting our industry; our ability to successfully introduce new services and product features, including related to AI and Agentforce; our ability to execute our business plans; our ability to meet our long-term revenue target and profitable growth framework; the pace of change and innovation and our ability to compete in the markets in which we participate; and our ability to maintain and enhance our brands. 2

Executive Summary

salesforce

Profitable Growth Strategy and Progress

- Delivered record-breaking revenue, margin, and cash flow as a lean agentic enterprise
- Scaled Agentforce and integrated Informatica to strengthen our platform
- Increased our repurchase authorization to $50B, including a historic $25B ASR in March 2026

Experienced Board Oversees Strategy and Growth

- Created the most innovation-forward and technical Board in our history with the appointments of Amy Chang and David Kirk in July 2025
- Formalized AI-oversight practices through revised committee charters in December 2025
- Directors provide deep expertise in profitable growth, technology, and corporate governance

Comp Practices Incentivize Trailblazing Leadership

- Compensation outcomes reflect our commitment to pay-for-performance and alignment with the stockholder experience
- FY26 annual bonus funded based on subscription & support revenue + non-GAAP operating income with a strategic multiplier tied to company priorities
- FY26 PRSUs incorporated "Margin & Growth" metric alongside Relative TSR, Performance Options for all NEOs were earned based on Agentforce & Data 360 ARR

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Delivering Profitable Growth at Scale

Committed to Rule of 50 by FY30 (Sub & Support Revenue + NGAAP Op. Margin)

$35B+ Total Capital Returned since inception (as of FY26) through Share Repurchases & Dividends


Revenue
$21.3
$26.5
$31.4
$34.9
$37.9
$41.5
Nearly Double
Revenue in five years
FY21
FY22
FY23
FY24
FY25
FY26


Operating Margin
17.7%
18.7%
22.5%
30.5%
33.0%
34.1%
2.1%
2.1%
3.3%
14.4%
19.0%
20.1%
Nearly Double
NG Margin in five years
FY21
FY22
FY23
FY24
FY25
FY26
GAAP Operating Margin
Non-GAAP Operating Margin


Operating Cash Flow
$4.8
$6.0
$7.1
$10.2
$13.1
$15.0
Triple
Op Cash flow in five years
FY21
FY22
FY23
FY24
FY25
FY26

Agentforce & Data 360 ARR $2.9B+, up 200%+ Y/Y, including $1.1B Informatica Cloud ARR and $800M Agentforce ARR

Dollar amounts shown in billions. Non-GAAP Operating Margin ("NGAAP Op. Margin" or "NG Margin") is a non-GAAP financial measure. Refer to the Appendix for an explanation of non-GAAP financial measures and why we believe these measures can be useful, as well as a reconciliation of non-GAAP financial measures to the most comparable GAAP measures.

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Salesforce Agentic Enterprise Architecture System of engagement System of agency System of work System of context 5

Executing to our Investor Day Commitments 2H revenue acceleration in FY27, raised long-term target for Informatica Growth Drivers Operational Excellence Capital Allocation 99% FCF return in FY26 60% step-up in repurchases FY26 H2 vs H1 FY26 Profitable Growth Framework of 44, up 60bps Y/Y FY30 Profitable Growth Framework Target of 50 Re-accelerating revenue in 2H’27 $63B+ FY30 Revenue +11% CAGR FY26-FY30 including Informatica Updated FY30 Revenue $25B Accelerated Share Repurchase commences largest-ever ASR New Announcements $50B Repurchase Authorization replaces unused prior authorization 6

Commitment to Continued Board Refreshment

To enable effective oversight, including 5 new directors in the past 3 fiscal years



Marc Benioff
Chair, CEO & Co-Founder, Salesforce
Director since 1999



Arnold Donald (Independent)
Lead Ind. Director, Salesforce;
Former President & CEO, Carnival Corporation
Director since 2023



Laura Alber (Independent)
President & CEO, Williams-Sonoma
Director since 2021



Amy Chang (Independent)
Former CEO and Founder, Accompany; Technology Advisor
Director since 2025



Craig Conway (Independent)
Former President & CEO, PeopleSoft
Director since 2005



Parker Harris
CTO, Slack & Co-Founder, Salesforce
Director since 2018



David Kirk (Independent)
Former Chief Scientist, VP of Architecture & Fellow, NVIDIA
Director since 2025



Neelie Kroes (Independent)
Cyber & Privacy Committee Chair, Salesforce;
Former VP, European Commission
Director since 2016



Sachin Mehra (Independent)
Audit Committee Chair, Salesforce;
CFO, Mastercard
Director since 2023



Mason Morfit (Independent)
Compensation Committee Chair, Salesforce;
Co-CEO & CIO, ValueAct Capital
Director since 2023



Oscar Munoz (Independent)
Business Transformation Committee Chair, Salesforce;
Former Chair & CEO, United Airlines
Director since 2022



John V. Roos (Independent)
Nominating & Corp. Governance Committee Chair, Salesforce;
Former U.S. Ambassador to Japan; Co-Founder, Geodesic Capital
Director since 2013



Robin Washington
President and COFO, Salesforce
Director since 2013

Key Experiences

- Public or Large Company Senior Executive (11)
- HCM and Succession Planning (11)
- Public Company Board (10)
- Software/Technology Industry (9)
- AI, Cloud, or Emerging Technologies (7)
- Government/Regulatory (6)

Key Skills

- Risk Management (13)
- Profitable Growth/Large-Scale Transformation (10)
- Costs Discipline and Operational Efficiency (10)
- International Operations (9)
- Finance and Accounting (8)
- Capital Allocation (8)
- Cybersecurity or Data Privacy (7)
- Sales, Distribution, and Marketing (6)

(Independent) Independent

Maynard Webb, who has served as a director of Salesforce faithfully and with distinction since 2006, will not be standing for reelection and his service on the Board of Directors will cease as of the 2026 Annual Meeting of Stockholders.

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Board’s Role in Risk Oversight Committees play a key role in the Board’s risk oversight responsibility, with AI-related oversight formalized in committee charters in December 2025 Committee Areas of Focused Risk Oversight Audit & Finance ● Enterprise and financial risks, legal and regulatory compliance, and overall risk management effectiveness Compensation ● Compensation policies and practices, as well as the effectiveness of human capital management and succession planning for non-CEO executive officers Nominating & Governance ● Corporate governance, board/committee effectiveness, director refreshment, CEO succession planning, and corporate responsibilities and sustainability practices Cybersecurity & Privacy ● Cybersecurity, cyber incident preparedness and response, data privacy, AI deployment and regulatory compliance, and emerging technology ethics topics Business Transformation ● Operational transformation risks, achievement of KPIs for operating margin improvements and profitable growth 8

Spotlight on AI Governance

Driving Agentforce innovation grounded in trust and security



Board Oversight

- **Cybersecurity & Privacy Committee** holds primary responsibility for overseeing AI policies, programs, and risks for AI deployment and AI regulatory compliance
- **Audit, Compensation, Governance, and Business Transformation Committees** also oversee AI risks as it relates to each committee's responsibilities

Management Teams

- **Office of Ethical & Humane Use** frequently engages with executive leadership to formalize ethical AI policies and procedures (e.g., AI Acceptable Use Policy)
- **Legal & Product Teams** collaborate on responsible AI development, ethical design, regulatory compliance, and improvement through customer insights

Guidance

- **Ethical Use Advisory Council** provides external guidance on responsible technology use
- **Human Rights Steering Committee** helps identify, evaluate and address salient risks
- **Responsible Agentic AI Principles** guide the design and development of Agentforce products

Published first-ever standalone Trusted AI and Agents Impact Report in February 2025

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Evolution of Our Compensation Program

salesforce

Incentivize trailblazing leadership in the AI era, aligned with stockholder interests

Element	FY26 Metrics	Changes to FY26 Incentive Program Design and Metrics

Annual Performance-Based Cash Bonus	• Subscription & Support Revenue (50%)
	• Non-GAAP Operating Income (50%)
	• Strategic Multiplier (+/- 25%)
	  ○ Agentforce & Data 360 ARR
	  ○ Customer Success & Retention
		• **Funded based on two equally weighted financial metrics**: Subscription and Support Revenue and non-GAAP Operating Income
		• **Payouts may be adjusted +/-25% based on a strategic multiplier** tied to the Company's achievement of certain strategic priorities
		• **Increased funding cap** (150%, up from 100%) to incentivize and reward outperformance

Performance-Based RSUs ("PRSUs")	• Margin & Growth (50%) • Relative TSR (50%)	• **Incorporated "Margin & Growth" metric** (combines Subscription and Support Revenue Growth and non-GAAP Operating Margin) • **Rigorous three-year performance goals for each period**, and earned PRSUs cliff-vest upon conclusion of three-year performance period
FY26 Performance Options ("PSOs")	• Agentforce & Data 360 ARR (100%)	• **Introduced Performance Options for all NEOs** that are earned based on Agentforce & Data 360 ARR performance over a one-year performance period and vest over four years • **FY27 enhancements include the introduction of Agentic Work Units (AWUs) alongside Agentforce & Data 360 ARR,** equally weighted to reflect the evolution of our product strategy

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11 ✔ Designed to attract, motivate, and retain the specialized talent needed to deliver on our transformation ✔ Thoughtful approach to managing equity, with consistent review of key metrics, including burn rate (3-year average of 1.5%) and the ratio of stock-based compensation expense to revenues over time ✔ Minimizes potential stockholder dilution, with a post-approval equity overhang of approximately 15.7% ✔ Consider alongside capital return activity, including our $25B ASR, which has already more than offset our equity compensation program’s dilutive impact in its entirety The Board recommends a vote FOR increasing the number of shares reserved for issuance by 34M shares (equal to the amount requested in 2025), extending the plan term, and making certain administrative amendments. 2013 Equity Incentive Plan Amendment & Restatement Supports strategic continuity through disciplined equity management Good Compensation and Governance Practices What We Do: ● Administered by fully independent Compensation Committee ● Broad-based participation(1) ● Responsible share-counting provisions ● Full-value awards count more heavily in reducing the reserve ● Limit transferability ● Annual limits on non-employee director awards What We Don’t Do: ● No “evergreen” provisions ● No repricing without stockholder approval ● No discounted stock options or SARs ● No dividends or dividend equivalents are paid until the related awards vest ● No tax gross-ups (1) As of March 25, 2026, ~95% of all outstanding equity awards, on a share basis, were held by employees who are not NEOs or directors (~96% in FY26).

✔ Helps to attract, motivate, and reward qualified employees as we operate in a highly competitive industry and geographies for employee talent ✔ Promotes employee stock ownership to align employees’ interests with those of our stockholders ✔ Provides eligible employees with the opportunity to acquire a proprietary interest in the Company and continues to be a key component of our compensation program ✔ Increased share reserve is necessary to meet the forecasted needs for our compensation strategy and, as proposed, is expected to last until approximately June 2030 2004 Employee Stock Purchase Plan Amendment & Restatement 12 The Board recommends a vote FOR increasing the number of shares reserved for employee purchase by 20 million shares. Aligns employees’ interests with those of our stockholders

Thank you 13

Non-GAAP Financial Measures This presentation includes information about non-GAAP diluted earnings per share, non-GAAP income from operations, non-GAAP expenses, non-GAAP operating margin, free cash flow and free cash flow growth, constant currency revenue and revenue growth rates, and constant currency current remaining performance obligation growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP financial measures when planning, monitoring and evaluating the Company’s performance. The primary purpose of using non-GAAP financial measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does. Management believes that supplementing GAAP disclosure with non-GAAP disclosure provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP financial measures, the provision of supplemental non-GAAP information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP operating results. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue. Non-GAAP income from operations excludes the impact of the following items: stock-based compensation expense, amortization of acquisition-related intangibles and charges related to the restructuring initiatives and acquisition-related costs. Non-GAAP diluted earnings per share excludes, to the extent applicable, the impact of the following items: stock-based compensation expense, amortization of purchased intangibles, charges related to restructuring initiatives and acquisition-related costs and income tax adjustments. These items are excluded because the decisions that give rise to them are not made to increase revenue in a particular period, but instead for the Company’s long-term benefit over multiple periods. The Company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. Constant currency information is provided as a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present constant currency revenue, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period. To present current remaining performance obligation on a constant currency basis, we convert the current remaining performance obligation balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as of the most recent balance sheet date. Other Metrics: The Company defines Agentforce and Data 360 annual recurring revenue ("ARR") as the annualized recurring value of active Data 360 and certain generative artificial intelligence ("AI") subscription agreements, including those for Agentforce and generative AI products and features, that were executed at the end of the reporting period. 14

GAAP to Non-GAAP Financial Reconciliation

salesforce

(in millions)	Fiscal Year Ended January 31,				
Non-GAAP income from operations[1]	2022	2023	2024	2025	2026
GAAP income from operations	$548	$1,030	$5,011	$7,205	$8,331
Plus:					
Amortization of purchased intangibles	1,624	1,951	1,869	1,651	1,687
Stock-based compensation expense[2]	2,779	3,259	2,764	3,181	3,480
Restructuring and acquisition-related costs	0	828	988	461	658
Non-GAAP income from operations	$4,951	$7,068	$10,632	$12,498	$14,156
Revenue	$26,492	$31,352	$34,857	$37,895	$41,525
GAAP operating margin[3]	2.1%	3.3%	14.4%	19.0%	20.1%
Non-GAAP operating margin[3]	18.7%	22.5%	30.5%	33.0%	34.1%

	Full Year FY27 Guidance
GAAP operating margin[3]	20.9%
Plus:	
Amortization of purchased intangibles[4]	4.1%
Stock-based compensation expense[4]	9.0%
Restructuring and acquisition-related costs[4]	0.3%
Non-GAAP income from operations[3]	34.3%

[1]Non-GAAP income from operations excludes the impact of the amortization of purchased intangibles, stock-based compensation and charges related to the Company's restructuring initiatives and acquisition-related costs.

[2]Stock-based compensation expense included in this table excludes stock-based compensation expense related to the Company's restructuring initiatives, which is included in the Restructuring and acquisition-related costs line.

[3]GAAP operating margin is the proportion of GAAP income from operations as a percentage of GAAP revenue. Non-GAAP operating margin is the proportion of non-GAAP income from operations as a percentage of GAAP revenue.

[4]These percentages have been calculated based on the midpoint of the low and high ends of the revenue guidance for full year FY27.

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